UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 2, 2017 (May 2, 2017)

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350 Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry Into a Material Definitive Agreement.

On May 2, 2017, Jones Energy, Inc. (the “Company”) entered into an Amended and Restated Registration Rights and Stockholders Agreement (the “Restated Agreement”) with certain affiliates of Metalmark Capital, LLC (“Metalmark”), certain affiliates of JVL Advisors, L.L.C. (“JVL”) and certain entities directly or indirectly controlled by Jonny Jones, the Company’s chief executive officer (the “Jones Family Entities”).

The Restated Agreement amends and restates in its entirety that certain Registration Rights and Stockholders Agreement, dated July 29, 2013 (the “Original Agreement”), by and among the Company, Metalmark and the Jones Family Entities, to, among other things, provide JVL with certain rights, in addition to those rights granted to Metalmark and the Jones Family Entities in the Original Agreement, to require the Company to register the sale of any number of JVL’s shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”). JVL shall have the right to cause up to an aggregate of three such required or “demand” registrations. The Company is not obligated to effect any demand registration in which the anticipated aggregate offering price included in such offering is equal to or less than $50,000,000 ($25,000,000 where the registration is on a Form S-3).

Furthermore, if, at any time, the Company proposes to register an offering of Class A Common Stock (subject to certain exceptions) for the Company’s own account, then it must give prompt notice to Metalmark, JVL and the Jones Family Entities to allow them to include a specified number of their shares in that registration statement. These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally be obligated to pay all registration expenses in connection with the registration obligations, regardless of whether a registration statement is filed or becomes effective. The Restated Agreement also includes customary provisions dealing with indemnification, contribution and allocation of expenses.

As previously disclosed, the rights granted to JVL as set forth in the Restated Agreement were given as a result of JVL’s execution of a letter agreement, dated August 17, 2016 (the “Letter Agreement”), with the Company in connection with JVL’s purchase of shares of Class A Common Stock in the Company’s August 26, 2016 underwritten public offering (the “August 2016 Offering”). Following such purchase, JVL owned in excess of 15% of the Company’s outstanding voting stock. The Letter Agreement approved JVL’s purchase of the Class A Common Stock in the August 2016 Offering, resulting in JVL’s not being subject to the restrictions on “business combinations” contained in Section 203 of the Delaware General Corporation Law (“Second 203”). In consideration of such approval, JVL agreed that, among other things, until the earlier to occur of the date that is three years from the date of the Letter Agreement and the date on which JVL no longer owns 15% or more of the Company’s outstanding voting stock, it will not (i) acquire any material assets of the Company, (ii) become the owner of more than 19.9% of the Company’s outstanding voting stock (as a result of actions taken solely by the Company) without the prior approval of the Company’s independent directors who are not affiliated with JVL and (iii) engage in any “business combination” (as defined in the Letter Agreement). However, if the restrictions terminate as a result of JVL’s no longer owning 15% or more of the Company’s outstanding voting stock and JVL subsequently re-acquires beneficial ownership of 15% or more of the Company’s outstanding voting stock, JVL will become subject to Section 203.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Restated Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1	Amended and Restated Registration Rights and Stockholders Agreement, dated May 2, 2017, among Jones Energy, Inc., Jones Energy Holdings, LLC and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: May 2, 2017	By:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

4.1	Amended and Restated Registration Rights and Stockholders Agreement, dated May 2, 2017, among Jones Energy, Inc., Jones Energy Holdings, LLC and the other parties thereto.